Exhibit 99.1
Double Eagle Petroleum Co. August 2007 Presentation Presented by Stephen H. Hollis CEO

This presentation may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected, such as decreases in oil and gas prices and/or unexpected decreases in oil and gas production, is included in the Company's periodic reports filed with the Securities and Exchange Commission. Double Eagle Petroleum Co. DISCLAIMER Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation, such as "probable" reserves and "possible" reserves, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K File No. 0-6529, available from us at Computershare Investor Services, Inc. 350 Indiana St. Golden, CO 80401. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Double Eagle Petroleum Co. A Rocky Mountain Exploration & Production Co. 95% Natural Gas NASDAQ (Global Select Market) "DBLE" Total Market Capitalization $176,000,000 (08/014/07) Common Shares Outstanding 9,148,105 (08/01/07) 50.7 BCFE of Proved Reserves (12/31/06) 8,388 MCFE/D Production (H1 2007 average)

Double Eagle Petroleum Co. 2003 2004 2005 2006 Est. 2007 Leasehold 2287 297 407 100 1000 Exploration 231 324 3693 11304 3500 Development 7564 8366 9494 10046 48500 Pipeline 5378 Capital Spending ($ 000)

Double Eagle Petroleum Co. 2002 2003 2004 2005 2006 H1 2007 Revenue 2370 6138 13267 20502 19032 8033 Net Cash from Operating Acitivites 119 3239 7434 10319 10951 2582 Revenue and Net Cash Flow ($000s)

Double Eagle Petroleum Co. Finding Costs $ / MCFE 2002 2003 2004 2005 2006 5 Yr Wtd Ave $ MCFE 1.15 1.01 0.57 0.66 1.44 0.95

Double Eagle Petroleum Co. Pricing Leverage Production Leverage $.50/MCFE change in price 1MMcfe/d increase in production @8,388 MCFE/D (H1 2007) @$5.29 (ave H1 2007 price) $.096 EPS change $.055 EPS change $1,347,000 cash flow change $1,383,000 cash flow change With 48% of our production sold forward at 6/30/07: $.05 EPS change Does not change production $700,000 cash flow change leverage Natural Gas Leverage

Double Eagle Petroleum Co. Delivery Contracts Average Daily Price As of August 1, 2007 $5.87/Mcf Additionally, we receive a transportation fee for moving the Catalina gas through our pipeline from a third party marketing company.

5.70 6.26 6.24 3.71 5.22 3.82 5.97 6.25 7.10 5.75 Casper Denver Cow Creek Field Spot prices for 08/08/07 flow date Pinedale Anticline Christmas Meadows Double Eagle Petroleum Co.

Double Eagle Petroleum Co. Daily Basis Differential to New York

Double Eagle Petroleum Co. Proved Reserves 2002 2003 2004 2005 2006 PDP 12.6 17.1 18.2 24.2 31.6 PUD 5.3 6.9 18.4 25 19.1

Double Eagle Petroleum Co. 2002 2003 2004 2005 2006 Prod mmcfe 1132 1425 2661 3069 3217 New mmcfe 3331 7353 15311 15700 10395 2006 - 323% Production Replacement 5-Year Weighted Average 453% Reserve Replacement

Double Eagle Petroleum Co. WY/UT Projects Index Map DBLE Acreage Totals (6/01/07) Gross - 527,453 Net - 270,594

Atlantic Rim (EIS Record of Decision issued May 21) Fully Developed (Projected: 5 years) DBLE in 1800 gross CBM wells 259 net wells possible Construction and drilling began August 6 Double Eagle Petroleum Co.

Double Eagle Petroleum Co. Atlantic Rim 2007 Planned 2007 drilling activity with expected hook-up timing (assuming final Record of Decision on Atlantic Rim EIS remains in our favor) Catalina Unit (14 wells averaging 371 Mcf/well/day in December 2006): 10 additional new wells in Pod A - hook ups expected late 2007 23 new wells in Pod B - hook ups expected early 2008 Sun Dog Unit (12 wells averaging 357 Mcf/well/day in December 2006): 69 new wells - hook ups expected to begin late 2007, expect to be completed in 2008 Doty Mountain Unit (24 wells averaging 54 Mcf/well/day in December 2006): 22 new wells drilled in 2006 - expected to be hooked up in 2007 REX - Second leg opening in early 2008 should coincide with increased Atlantic Rim production coming on line

Double Eagle Petroleum Co. Atlantic Rim Economics 1800 potential Gross, 259 Net, CBM wells $1 million estimated cost per net well Estimated proved reserves of 1.0 to 1.2 Bcf per net well Anticipated finding and development costs approximate $1.00/Mcf Anticipated minimal number of days to first sales after hook-up Experience in Catalina Unit is initial production rates of approx. 200 Mcf/d, going up to 450 Mcf/d in eighteen months

Pinedale Anticline Down spacing to 10 acres Expect 34 New Wells drilled 2007, Hookups through early 2008 Double Eagle Interests: 0-13,000' 13,000-basement Mesa A .312% orri .312% orri (29 wells at 12/31/06) Mesa B 8.0% WI 12.5% WI (33 wells at 12/31/06) Mesa C 6.4% CWI 3.125% orri (11 wells at 12/31/06) Double Eagle Petroleum Co.

Double Eagle Petroleum Co. Madden Deep Unit Wind River Basin of WY 7 Producing wells 1 Well being drilled 664 Mcf/d net to DBLE (H1 2007 average) 8% of Daily Production DBLE also holds an interest in Sour Gas Processing Plant 0.35% WI 0.29% NRI

Double Eagle Petroleum Co. South Fillmore Prospect and GMT Well S. Fillmore drilled to total depth: 8,155 foot Mesaverde test, production casing set, will possibly fracture stimulate well again 100% working interest in first well, sold 50% interest in northern six sections to GMT Exploration Company ("GMT") GMT drilled SJ 11-9 to total depth of 8,646 feet, logs completed, production casing set, fraced zones below 8,300 feet, will perf and frac zones above 8,300 feet Mesaverde sands appear to be gas saturated and coals appear to be well developed. Anticipated completion on some zones when a completion rig becomes available Six sections of leases encompassing 3,840 gross acres Farmout from Anadarko and Warren Resources on four additional sections encompassing 2560 gross acres 80 locations on 80 acre spacing

Double Eagle Petroleum Co. Christmas Meadows Prospect Double Eagle owns interests in 41,237 gross acres Double Eagle holds 31% WI in first well Frontier and Dakota tested unsuccessful Reached depth of 15,750' Potential targets at: 18,000' - Nugget 23,000' - Madison

Double Eagle Petroleum Co. Huntington Valley, NV Acreage 188,353 gross acres, 182,233 net acres at June 10, 2007 Average cost of less than $5 per acre Expect at least one well to be drilled, in August 2007, in which we will participate.

Double Eagle Petroleum Co. Summary Highlights Management has successfully grown the Company through good times and bad. 9% of stock owned by management, strongly aligning their interests with shareholders. Eastern Washakie Midstream - 13 mile pipeline connecting our Cow Creek Field in the Atlantic Rim to interstate pipeline for access east, 100 MMcf/d capacity. We receive a third party transportation fee per Mcf of gas transported. Atlantic Rim and Pinedale Anticline Projects hold low risk development drilling potential for several years. Successful drilling of these two prospects over the next year should more than double our current production. Past finding costs below industry average of $2.50-3.00/mcf. Atlantic Rim project offers opportunity to continue this trend at anticipated finding costs of approximately $1.00/mcf.